FOR IMMEDIATE RELEASE
June 2, 2026
Alliance Laundry Holdings Announces Leadership Transition for COO
International and Investor Relations
RIPON, WI — June 2, 2026 — Alliance Laundry Holdings Inc. (NYSE: ALH) (“Alliance” or the
“Company”), the world’s premier provider of commercial laundry systems, today announced that Jan
Vleugels, Chief Operating Officer International, will retire effective September 30, 2026, following more than a decade of distinguished service. The Company also announced that Bob Calver will be named COO
International, effective October 1, 2026, and that Tom Gelston has joined as Vice President, Investor
Relations, effective June 1, 2026.
Mr. Vleugels joined Alliance in 2014 as part of the Company’s acquisition of Primus, bringing decades of manufacturing experience to the role. As COO International, he has overseen Alliance’s operations across Latin America, EMEA, and Asia-Pacific. During his tenure, he led the successful transition of
IPSO® operations from Belgium to the Czech Republic, the expansion of the Pribor manufacturing plant, and the creation of the STAR Engineering Lab. He led the team that designed, built, and launched the
Alliance Thailand manufacturing facility, and most recently led the decentralization of Alliance
International — a strategic initiative that has strengthened the agility and capability of the company’s global operations.
Mike Schoeb, Chief Executive Officer, commented, "Jan has been a cornerstone of Alliance's international business since the day he joined us in 2014 through the Primus acquisition. The manufacturing capability, the operational discipline, and the global infrastructure he has built represent a lasting contribution to this company. We are grateful for everything he has given to Alliance. At the same time, I could not be more confident in Bob's appointment as his successor. Bob knows this business as well as anyone, and he brings the financial acumen, the relationships, and the strategic perspective that will serve our international business well in its next chapter."
Mr. Calver joined Alliance in 2018 and has held roles of increasing responsibility across the finance organization, including Vice President of Financial Planning & Analysis, Interim Chief Financial Officer,
and most recently Vice President, Investor Relations. As Interim CFO, he led the company’s $2 billion term loan refinancing and drove key workstreams in preparation for Alliance’s NYSE listing in October
2025. As VP Investor Relations, he built the investor relations function and had a key role in the
Company’s first year as a publicly traded company.
Mr. Gelston joins Alliance with more than 25 years of investor relations and finance experience across publicly traded industrial and technology companies. Most recently, he served as Senior Vice President of
Finance and Investor Relations at FuelCell Energy, where he led the company’s investor and banking relationships, produced its first sustainability report, and served as executive sponsor for ESG. Prior to
FuelCell Energy, Mr. Gelston spent 18 years at Terex Corporation, a Fortune 500 diversified machinery manufacturer, most recently as Vice President of Investor Relations and Corporate Communications.
During his Terex career, he also held responsibilities in business development, mergers and acquisitions, strategy, and financial planning and analysis. Earlier in his career, Mr. Gelston worked in private equity and with GE Capital’s Commercial Finance division. He holds a bachelor’s degree in finance from
Fairfield University and is a member of the National Investor Relations Institute.
About Alliance Laundry
Alliance Laundry makes the world cleaner as a provider of the highest quality commercial laundry systems. Our laundry solutions are available under five respected brands, sold and supported by a global network of select distributors. We serve approximately 150 countries with a team of more than 4,000 employees. Our brands include Speed Queen®, UniMac®, Huebsch®, Primus® and IPSO®. Together,
they present a full line of commercial washing machines, dryers, and ironers (with load capacities from
20–400 lb. or 9–180 kg.) and support service. You can also enjoy the superior wash and fabric care of commercial-grade laundry equipment in your home through our legendary Speed Queen® washers and dryers.
For more information, visit www.alliancelaundry.com.
FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the "safe harbor"
provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: statements regarding the leadership transitions and the
Company's plans, guidance, growth, execution and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the high degree of competition in the markets in which we operate; our reliance on the performance of distributors, route operators, suppliers, retailers and servicers; our ability to achieve and maintain a high level of product and service quality; fluctuations in the cost and availability of raw materials; our exposure to international markets, particularly emerging markets; our exposure to costs and difficulties of acquiring and integrating complementary businesses and technologies; and our exposure to worldwide economic conditions and potential global economic downturns.
Additional information concerning these and other risks and uncertainties are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31,
2025. Additional information will be made available in our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we assume no obligation, and do not intend to, update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Investor/Media Contact
Tom Gelston
Vice President, Investor Relations
Media Contact:
Randy Radtke
Senior Manager of Content and Creative Services